Exhibit 99.1
Lyft Announces Second Quarter Results
Q2 revenue of $765.0 million grew 125% year-over-year
Q2 net loss significantly narrowed
Achieved Adjusted EBITDA profitability for the first time

SAN FRANCISCO, CA, August 3, 2021 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its second quarter ended June 30, 2021.

“We had a great quarter. We beat our outlook across every metric and we have growing momentum,” said Logan Green, co-founder and chief executive officer of Lyft. “Since our inception, we’ve worked hard to defy the odds with a deep belief in our mission. We’ve consistently innovated and made big bets and this is just the beginning. We want to improve people’s lives with the world’s best transportation and we will continue working to deliver on this goal.”

“Q2 was truly exceptional. We grew Active Riders by more than 3.6 million from the prior quarter, generated 125% year-over-year revenue growth and achieved Adjusted EBITDA profitability. At the same time, drivers shared in this outperformance with record hourly earnings,” said Brian Roberts, chief financial officer of Lyft. “And in July driver earnings remained strong as demand for our platform continued to grow despite increases in reported COVID case counts.”

Second Quarter 2021 Financial Highlights
•Lyft reported Q2 revenue of $765.0 million versus $339.3 million in the second quarter of 2020, an increase of 125 percent year-over-year, and versus $609.0 million in the first quarter of 2021, an increase of 26 percent quarter-over-quarter.
•Net loss for Q2 2021 was $251.9 million versus a net loss of $437.1 million in the same period of 2020. Net loss for Q2 includes $207.8 million of stock-based compensation and related payroll tax expenses and the $20.4 million expense related to the previously disclosed agreement to reinsure certain legacy auto insurance liabilities. Net loss margin for Q2 was 32.9 percent compared to 128.8 percent in the second quarter of 2020.
•Adjusted net loss for Q2 2021 was $18.0 million versus an Adjusted net loss of $265.8 million in the second quarter of 2020.
•Lyft reported Contribution for Q2 2021 of $452.0 million versus $117.3 million in the second quarter of 2020, up 285 percent year-over-year and up 34 percent from $337.3 million in Q1 2021. Contribution Margin for Q2 2021 was 59.1 percent, which was up by 24.5 percentage points year-over-year and up by 3.7 percentage points quarter-over-quarter. Contribution Margin for Q2 2021 exceeded the Company's outlook of 56.5 to 57.5 percent1.
•Adjusted EBITDA for Q2 2021 was $23.8 million, marking the Company’s first quarterly Adjusted EBITDA profit. Lyft achieved this goal two quarters earlier than initially targeted in 2019 and one quarter earlier than Lyft’s most recent guidance2. The Q2 result was an improvement of $304.1 million compared to the second quarter of 2020 and an improvement of $96.8 million compared to the first quarter of 2021. Adjusted EBITDA for Q2 2021 was approximately $64 million better than the midpoint of the Company's
1 Company outlook for Contribution Margin for the second quarter of 2021 as reported during the first quarter 2021 Financial Results Earnings Call on May 4, 2021.
2 Company initial outlook for Adjusted EBITDA profitability was the fourth quarter of 2021 as reported during the third quarter 2019 Financial Results Earnings Call on October 30, 2019 and accelerated to the third quarter of 2021 as reported during the first quarter 2021 Financial Results Earnings Call on May 4, 2021.

most recent outlook for its Adjusted EBITDA loss3. Adjusted EBITDA margin for Q2 2021 was a positive 3.1 percent versus the Adjusted EBITDA loss margins of 82.6 percent in the second quarter of 2020 and 12.0 percent in the first quarter of 2021.
•Lyft reported $2.2 billion of unrestricted cash, cash equivalents and short-term investments at the end of the second quarter of 2021.

	Active Riders			Revenue per Active Rider
	2021	2020	Growth Rate	2021	2020	Growth Rate
	(in thousands, except for dollar amounts and percentages)
Three Months Ended March 31	13,494	21,211	(36.4)%	$45.13	$45.06	0.2%
Three Months Ended June 30	17,142	8,688	97.3%	$44.63	$39.06	14.3%
Three Months Ended September 30		12,513			$39.94
Three Months Ended December 31		12,552			$45.40

Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts away from car ownership to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals and transit all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter accounts (@lyft and @Lyft_Comms), and its blogs (including: lyft.com/blog, lyft.com/hub, eng.lyft.com, medium.com/sharing-the-ride-with-lyft and medium.com/@johnzimmer) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s beliefs regarding its financial position and operating performance, including the effect of the COVID-19 pandemic and the timing of recovery, and the related impact on Lyft’s business and financial position. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause
3 Company outlook for Adjusted EBITDA loss for the second quarter of 2021 was between $35 million and $45 million as reported during the first quarter 2021 Financial Results Earnings Call on May 4, 2021.

actual results to differ materially from those projected, including risks related to the impact of the COVID-19 pandemic on our business and operations, including business and government responses thereto, and risks regarding our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the full year 2020, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 that will be filed with the SEC by August 9, 2021. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders, unless the ride is accessible in the Lyft App.
Beginning in the fourth quarter of 2020, some riders were able to access their Concierge rides in the Lyft App if they already had a Lyft account. Accordingly, Lyft updated the definition of Active Riders to include Concierge riders if the rider’s phone number matches that of a verified Lyft account, allowing the rider to access their ride in the Lyft App. This update resulted in a 0.01% increase, or an additional 927 Active Riders in the fourth quarter of 2020. Prior to the fourth quarter of 2020, all Concierge riders were excluded from the calculation of Active Riders as Concierge rides could not be matched with verified rider accounts.

Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines Adjusted Net Loss as net loss adjusted for amortization of intangible assets, stock-based compensation expense (net of any benefit), payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and restructuring charges, as well as, if applicable, transaction costs related to certain legacy auto insurance liabilities and cost related to acquisitions and divestitures; Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and restructuring charges, as well as, if applicable, transaction costs related to certain legacy auto insurance liabilities; Lyft defines Contribution Margin for a period as Contribution for the period divided by Revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted to exclude interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, as well as, if applicable, restructuring charges, costs related to acquisitions and divestitures and costs from transactions related to certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

In April 2020 and November 2020, Lyft announced restructuring efforts to reduce operating expenses and adjust cash flows in light of the ongoing economic challenges resulting from the COVID-19 pandemic and its impact on Lyft’s business. Lyft believes the costs associated with the restructuring do not reflect performance of Lyft’s ongoing operations. Lyft believes the adjustment to exclude the costs related to restructuring from Contribution, Adjusted EBITDA and Adjusted Net Loss is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Loss amounts.

Lyft records historical changes to liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of Adjusted Net Loss, Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the historical changes to liabilities for insurance required by regulatory agencies from Adjusted Net Loss, Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

During the second quarter of 2021, Lyft entered into a Quota Share Reinsurance Agreement for the reinsurance of legacy auto insurance liabilities between October 1, 2018 to October 1, 2020, based on the reserves in place as of March 31, 2021. During the first quarter of 2020, Lyft entered into a Novation Agreement for the transfer of certain legacy auto insurance liabilities between October 1, 2015 and September 30, 2018. Lyft believes the costs associated with these transactions related to legacy auto insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations despite this transaction occurring in the current period because the impacted insurance liabilities relate to claims that date back years. Lyft believes the adjustment to exclude these costs related to the transactions related to certain legacy insurance liabilities from Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results and provide for better comparability with Lyft’s historically disclosed Contribution and Adjusted EBITDA amounts.

Lyft uses Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted Net Loss, Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted Net Loss, Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Sonya Banerjee	Kristin Chasen
investor@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$484,181	$319,734
Short-term investments	1,761,339	1,931,334
Prepaid expenses and other current assets	357,049	343,070
Total current assets	2,602,569	2,594,138
Restricted cash and cash equivalents	144,567	118,559
Restricted investments	920,159	1,101,712
Other investments	75,260	10,000
Property and equipment, net	321,985	313,297
Operating lease right-of-use assets	248,407	275,756
Intangible assets, net	59,337	65,845
Goodwill	180,942	182,687
Other assets	18,129	16,970
Total assets	$4,571,355	$4,678,964
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$77,354	$84,108
Insurance reserves	1,035,828	987,064
Accrued and other current liabilities	1,123,737	954,008
Operating lease liabilities — current	54,533	49,291
Total current liabilities	2,291,452	2,074,471
Operating lease liabilities	237,153	265,803
Long-term debt, net of current portion	659,783	644,236
Other liabilities	18,209	18,291
Total liabilities	3,206,597	3,002,801
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of June 30, 2021 and December 31, 2020; no shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of June 30, 2021 and December 31, 2020; 326,423,099 and 314,934,487 Class A shares issued and outstanding, as of June 30, 2021 and December 31, 2020, respectively; 100,000,000 Class B shares authorized, 8,802,629 Class B shares issued and outstanding, as of June 30, 2021 and December 31, 2020	3	3
Additional paid-in capital	9,346,049	8,977,061
Accumulated other comprehensive income (loss)	(1,609)	(473)
Accumulated deficit	(7,979,685)	(7,300,428)
Total stockholders’ equity	1,364,758	1,676,163
Total liabilities and stockholders’ equity	$4,571,355	$4,678,964

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$765,025	$339,345	$1,373,985	$1,295,057
Costs and expenses
Cost of revenue	346,890	251,355	758,929	793,774
Operations and support	93,765	98,610	182,696	232,392
Research and development	252,039	203,101	490,257	461,840
Sales and marketing	99,927	51,822	178,547	248,259
General and administrative	212,522	221,954	420,116	460,394
Total costs and expenses	1,005,143	826,842	2,030,545	2,196,659
Loss from operations	(240,118)	(487,497)	(656,560)	(901,602)
Interest expense	(12,849)	(6,537)	(25,417)	(8,044)
Other income, net	1,741	12,123	5,346	31,292
Loss before income taxes	(251,226)	(481,911)	(676,631)	(878,354)
Provision (benefit) for income taxes	692	(44,799)	2,626	(43,169)
Net loss	$(251,918)	$(437,112)	$(679,257)	$(835,185)
Net loss per share, basic and diluted	$(0.76)	$(1.41)	$(2.06)	$(2.72)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	332,101	309,213	329,149	306,857
Stock-based compensation included in costs and expenses:
Cost of revenue	$10,176	$4,456	$18,626	$14,180
Operations and support	7,155	1,499	12,043	5,632
Research and development	117,868	52,233	213,458	147,781
Sales and marketing	10,504	4,455	18,467	9,205
General and administrative	55,298	43,160	102,636	88,983

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(679,257)	$(835,185)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	69,005	79,936
Stock-based compensation	365,230	265,781
Amortization of premium on marketable securities	2,379	1,735
Accretion of discount on marketable securities	(636)	(11,784)
Amortization of debt discount and issuance costs	17,239	4,120
Deferred income tax from convertible senior notes	—	(46,324)
Loss on sale and disposal of assets, net	1,199	13,957
Other	2,531	2,301
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	(12,568)	71,285
Operating lease right-of-use assets	30,560	33,449
Accounts payable	(4,723)	4,237
Insurance reserves	48,764	(434,827)
Accrued and other liabilities	71,925	(89,635)
Lease liabilities	(28,680)	(17,694)
Net cash used in operating activities	(117,032)	(958,648)
Cash flows from investing activities
Purchases of marketable securities	(1,727,258)	(2,221,963)
Purchase of non-marketable security	—	(10,000)
Purchases of term deposits	(276,506)	(363,811)
Proceeds from sales of marketable securities	81,951	447,939
Proceeds from maturities of marketable securities	1,959,058	2,953,281
Proceeds from maturities of term deposits	312,506	142,811
Purchases of property and equipment and scooter fleet	(20,514)	(56,235)
Cash paid for acquisitions, net of cash acquired	3	(12,440)
Sales of property and equipment	14,504	974
Other	(2,000)	—
Net cash provided by investing activities	341,744	880,556
Cash flows from financing activities
Repayment of loans	(19,990)	(17,993)
Proceeds from issuance of convertible senior notes	—	734,065
Payment of debt issuance costs	—	(374)
Purchase of capped call	—	(132,681)
Proceeds from exercise of stock options and other common stock issuances	20,392	14,200
Taxes paid related to net share settlement of equity awards	(15,743)	(11,199)
Principal payments on finance lease obligations	(18,656)	(18,042)
Net cash provided by (used in) financing activities	(33,997)	567,976
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	25	(364)
Net increase in cash, cash equivalents and restricted cash and cash equivalents	190,740	489,520
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	438,485	564,465
End of period	$629,225	$1,053,985

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$484,181	$841,061
Restricted cash and cash equivalents	144,567	210,343
Restricted cash, included in prepaid expenses and other current assets	477	2,581
Total cash, cash equivalents and restricted cash and cash equivalents	$629,225	$1,053,985
Non-cash investing and financing activities
Purchases of property and equipment, and scooter fleet not yet settled	$55,996	$24,137
Right-of-use assets acquired under finance leases	15,129	5,513
Right-of-use assets acquired under operating leases	5,800	22,451
Remeasurement of finance and operating lease right of use assets for lease modification	(3,812)	—
Purchases of property and equipment financed by seller	—	3,464
Settlement of pre-existing right-of-use assets under operating leases in connection with acquisition of Flexdrive	—	133,088
Settlement of pre-existing lease liabilities under operating leases in connection with acquisition of Flexdrive	—	130,089

Lyft, Inc.
Calculations of Key Metrics and
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended June 30,
	2021	2020
Contribution

Revenue	$765.0	$339.3
Less cost of revenue	(346.9)	(251.4)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	3.2	3.7
Stock-based compensation expense	10.2	4.5
Payroll tax expense related to stock-based compensation	0.3	0.3
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	—	17.4
Transaction costs related to certain legacy auto insurance liabilities	20.2	—
Restructuring charges(1)	—	3.5
Contribution	$452.0	$117.3
Contribution Margin	59.1%	34.6%
_______________
(1) Included in restructuring charges is $2.0 million of severance and other employee costs and $1.5 million of other restructuring charges. Restructuring related charges for the stock-based compensation benefit of $4.2 million and payroll taxes related to stock-based compensation of $0.1 million are included on their respective line items.

	Three Months Ended June 30,
	2021	2020
Adjusted EBITDA

Net loss	$(251.9)	$(437.1)
Adjusted to exclude the following:
Interest expense(1)	13.1	7.0
Other income, net(2)	(1.7)	(12.1)
Provision for income taxes	0.7	(44.8)
Depreciation and amortization	34.5	44.5
Stock-based compensation expense	201.0	105.8
Payroll tax expense related to stock-based compensation	6.8	5.0
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	—	17.4
Costs related to acquisitions and divestitures (3)	0.9	—
Transaction costs related to certain legacy auto insurance liabilities	20.4	—
Restructuring charges (4)	—	34.0
Adjusted EBITDA	$23.8	$(280.3)
Adjusted EBITDA Margin	3.1%	(82.6%)
_______________
(1) Includes interest expense for Flexdrive vehicles and the 2025 Notes and $0.3 million and $0.5 million related to the interest component of vehicle related finance leases in the three months ended June 30, 2021 and 2020, respectively.
(2) Includes interest income which was reported as a separate line item on the condensed consolidated statement of operations in periods prior to the second quarter of 2020.
(3) Includes third-party costs incurred related to our transaction with Woven Planet Holdings, Inc, which closed on July 13, 2021.
(4) Included in restructuring charges is $31.4 million of severance and other employee costs and $2.6 million related to lease termination and other restructuring costs. Restructuring related charges for the stock-based compensation benefit of $49.8 million, payroll taxes related to stock-based compensation of $0.7 million and accelerated depreciation of $0.5 million are included on their respective line items.

	Three Months Ended June 30,
	2021	2020
Adjusted Net Loss

Net Loss	$(251.9)	$(437.1)
Adjusted to exclude the following:
Amortization of intangible assets	4.8	8.6
Stock-based compensation expense	201.0	105.8
Payroll tax expense related to stock-based compensation	6.8	5.0
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	—	17.4
Costs related to acquisitions and divestitures (1)	0.9	—
Transaction costs related to certain legacy auto insurance liabilities	20.4	—
Restructuring charges (2)	—	34.5
Adjusted Net Loss	$(18.0)	$(265.8)
_______________
(1) Includes third-party costs incurred related to our transaction with Woven Planet Holdings, Inc, which closed on July 13, 2021.
(2) Included in restructuring charges is $31.4 million of severance and other employee costs and $2.6 million related to lease termination and other restructuring costs. Restructuring related charges for the stock-based compensation benefit of $49.8 million, payroll taxes related to stock-based compensation of $0.7 million and accelerated depreciation of $0.5 million are included on their respective line items.